UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2014

Plymouth Industrial REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-173048	27-5466153
(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders held on August 4, 2014, there were 1,327,859 shares of common stock entitled to be voted; 785,095.555 shares were voted in person or by proxy. The stockholders voted on the following matters at the Special Meeting:

1.	Approval of amendments to the Company’s charter to remove or revise certain provisions relating to its stock and stockholders;
2.	Approval of amendments to the Company’s charter to remove or revise certain provisions relating to the Company’s board of directors;
3.	Approval of amendments to the Company’s charter to remove or revise certain provisions relating to the conduct of the Company’s business that limit or regulate certain of its powers;
4.	Approval of an amendment to the Company’s charter to remove the majority voting standard for the election of directors and to implement the default plurality voting standard under the Maryland General Corporation Law;
5.	Approval of amendments to the Company’s charter to remove or revise certain provisions with respect to stockholder meeting requests, meetings, information and voting rights; and
6.	Approval of amendments to the Company’s charter to effectuate certain ministerial modifications, clarifications and conforming changes to, and restatement of, its charter.

The results of the stockholder votes are set forth below:

Proposal 1:	For	Against	Abstain
	785,095.555	-0-	-0-

Proposal 2:	For	Against	Abstain
	785,095.555	-0-	-0-

Proposal 3:	For	Against	Abstain
	785,095.555	-0-	-0-

Proposal 4:	For	Against	Abstain
	783,986.430	1,109.125	-0-

Proposal 5:	For	Against	Abstain
	785,095.555	-0-	-0-

Proposal 6:	For	Against	Abstain
	785,095.555	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014

PLYMOUTH OPPORTUNITY REIT, INC.

By:       /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer